Exhibit 1.1

$600,000,000 5.300% First Mortgage Bonds due 2055

MIDAMERICAN ENERGY COMPANY

UNDERWRITING AGREEMENT

January 22, 2024

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

as representatives of the several Underwriters named in Schedule A hereto.

Ladies and Gentlemen:

1. Introductory. MidAmerican Energy Company, an Iowa corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A attached hereto (collectively, the “Underwriters”), for whom BMO Capital Markets Corp., MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. are acting as representatives (the “Representatives”), $600,000,000 aggregate principal amount of its 5.300% First Mortgage Bonds due 2055 (the “Offered Securities”). The Offered Securities are to be issued under that certain indenture, dated as of September 9, 2013 (the “Base Indenture”), with The New York Bank Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by a first supplemental indenture dated September 19, 2013 (the “First Supplemental Indenture”), and supplemented by a twelfth supplemental indenture to be dated as of January 24, 2024 (as supplemented and amended, the “Twelfth Supplemental Indenture”) pursuant to a shelf registration statement on Form S-3 (File No. 333-257069) filed on June 14, 2021, as amended by Post-Effective Amendment No. 1 thereto filed on February 23, 2023, Post-Effective Amendment No. 2 thereto filed on February 27, 2023 and Post-Effective Amendment No. 3 thereto filed on March 8, 2023 (as amended, the “Registration Statement”). References herein to the “Indenture” refer to the Twelfth Supplemental Indenture, together with the First Supplemental Indenture and the Base Indenture. The Offered Securities

are to be secured pursuant to a Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of September 9, 2013, as amended by Amendment No. 1 thereto, dated as of September 17, 2015 (the “Mortgage”), from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee (the “Collateral Trustee”) and an Intercreditor and Collateral Trust Agreement, dated as of September 9, 2013 (the “Collateral Trust Agreement”), among the Company, the Trustee and the Collateral Trustee. The Indenture has been qualified under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) under the Trust Indenture Act. The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act,” and the rules and regulations of the Commission thereunder are herein referred to as the “Rules and Regulations.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to the Offered Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose have been instituted by the Commission or are pending or have been threatened by the Commission or, to the knowledge of the Company, are being contemplated by the Commission; and any request by the Commission for additional information has been complied with.

(b) A preliminary prospectus supplement relating to the Offered Securities has been prepared, and a final prospectus supplement relating to the Offered Securities will be prepared by the Company in accordance with Section 5(a) hereof. Such preliminary prospectus supplement (including the documents incorporated by reference therein) is hereinafter referred to as the “Preliminary Prospectus;” such form of final prospectus supplement relating to the Offered Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated by reference therein) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus, as amended or supplemented as of the Applicable Time (as defined below), when considered together with the final term sheet filed pursuant to Section 5(a) hereof (the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Date (as defined below), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, the preceding two sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 7(b) and 12 hereof. For purposes of this Underwriting Agreement, the “Applicable Time” is 3:35 p.m., New York City Time, on the date of this Underwriting Agreement.

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus when made will conform, in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations, and the Registration Statement conforms, and any further amendments or supplements to the Registration Statement when made will conform, in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder. The Registration Statement as of its effective date and any amendments thereto as of the Closing Date does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Iowa with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, business or results of operations of the Company, taken as a whole (a “Material Adverse Effect”).

(e) The Company has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska.

(f) The Company has no majority-owned subsidiaries.

(g) The documents incorporated by reference in the Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and, when read together with the other information in the Prospectus and the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company is in compliance in all material respects with all the applicable provisions of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(h) The accountants who issued their reports on the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.

(i) The financial statements and any supporting schedules of the Company included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the financial condition of the Company as of the dates indicated and the results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Disclosure Package or the Prospectus present fairly the information required to be stated therein.

(j) This Underwriting Agreement has been duly authorized by and, upon execution and delivery by the parties hereto, will be a legal, valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy; the Indenture has been duly authorized by and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws or principles of public policy; the Collateral Trust Agreement has been duly authorized by and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; the Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Underwriting Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Underwriting Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, the Offered Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; except as enforcement of the Indenture and the Offered Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; the Offered Securities and the Indenture will conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the Offered Securities will be entitled to the benefits provided by the Indenture.

(k) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company taken as a whole, whether or not arising in the ordinary course of business, and (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

(l) The Company is neither (i) in violation of its Restated Articles of Incorporation, as amended, or bylaws, nor (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which in the case of this subsection (ii) would result in a Material Adverse Effect. The execution and delivery of this Underwriting Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance, other than pursuant to the Mortgage or the Collateral Trust Agreement, upon any material property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the material property or assets of the Company is subject, nor will such action result in any violation of the Restated Articles of Incorporation, as amended, or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(m) The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the United States Federal Energy Regulatory Commission (“FERC”) and the Illinois Commerce Commission (“ICC”) in connection with the issuance and sale of the Offered Securities and the application of the proceeds thereof, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement, except such as may be required under state securities (“Blue Sky”) laws.

(n) Except as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in a Material Adverse Effect or would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated by this Underwriting Agreement or the Indenture.

(o) Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

(p) The Company is not, and will not be after giving effect to the offering of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

(q) The Company (i) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) The Company (i) is in compliance with any and all applicable United States federal, state and local laws and regulations relating to the protection of human health, safety, and the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses, except where such non-compliance with Environmental Laws as set forth in (i), and failure to receive required permits, licenses or other approvals, as set forth in (ii), either (x) would not be reasonably likely to have a Material Adverse Effect, or (y) is set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(s) The Company has good and valid title or sufficient rights and ownership interests, as applicable, to all the principal plants and other material units of its electric generating, transmission and distribution operations in the State of Iowa (including plants, machinery and equipment) that are presently owned by the Company and specifically described in the Mortgage as subject to the lien thereof (the “Properties”) subject only to Permitted Encumbrances and Prior Liens (each as defined in the Indenture, the “Permitted Liens”) and other liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use permitted by the Indenture and the Mortgage and such liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(t) (i) The Mortgage has been recorded, and all fees in connection with such recording have been paid, in all offices of county recorders or clerks of all counties in the State of Iowa in which any real property subject to the lien of the Mortgage is located, and (ii) a UCC-1 financing statement in respect of personal property and fixtures subject to the Mortgage has been filed in the Office of the Secretary of State of the State of Iowa, and no other filing or recordation is necessary for the perfection and preservation of the liens created thereby except for recordations required in respect of after-acquired real property.

(u) The Mortgage constitutes, as security for the Offered Securities, a valid and subsisting lien to the extent that it purports to be such on the present electric generating, transmission and distribution operations of the Company (including plants, machinery, equipment, real estate and fixed property) and rights of the Company in respect thereof as described in the Mortgage (other than those properties excepted or released from the lien of the Mortgage by its terms or the terms of the Indenture or the Collateral Trust Agreement) subject only to Permitted Liens and other liens and charges permitted by the Indenture and such liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use which, individually or in the aggregate, would not reasonably be expected to materially affect the security for the Offered Securities, and upon acquisition thereafter by the Company of similar properties, the Mortgage will, subject to liens existing thereon at the time of acquisition, create such a lien thereon; provided, that, for any such properties which (i) comprise real property (other than Land (as defined in the Mortgage)) or rights and/or interests in real property and/or (ii) are, in whole or part, affixed to or located on real property which does not comprise Land, the Company is required under Section 1.13 of the Mortgage to execute and deliver to the mortgagee any and all such further assurances, mortgages, deeds of trust, conveyances or assignments thereof as reasonably necessary for the purpose of expressly and specifically subjecting the same to the lien and security interest of the Mortgage. Since September 30, 2023, the Company has not acquired any such properties which (i) comprise real property (other than Land) or rights and/or interests in real property and/or (ii) are, in whole or part, affixed to or located on real property which does not comprise Land, other than any properties, rights and/or interests that are not material to the Company.

(v) Neither the Company nor, to the knowledge of the Company, after due inquiry, any director, officer or employee of the Company, has in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign office” as defined in the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-bribery or anti-corruption laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company has conducted its business in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-bribery or anti-corruption laws or statues, and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(w) The operations of the Company have been conducted at all applicable times in compliance with applicable financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company conducts business, the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company is subject with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company (i) is currently the target of any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, the United States Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) is located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other region of Ukraine identified pursuant to Executive Order 14065); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that is currently the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in for the past five years, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(y) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company has implemented and maintained appropriate controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all the Company’s material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and, (ii) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, for such noncompliance that would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the Offered Securities at a purchase price of 98.776% of the principal amount thereof, the respective principal amount of the Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto. In addition, the Underwriters shall make a payment to the Company in an amount equal to $300,000 in respect of certain expenses incurred by the Company in connection with the offering of the Offered Securities (the “Reimbursement Amount”).

The Company will deliver against payment of the purchase price and the Reimbursement Amount the Offered Securities to be purchased by each Underwriter hereunder and to be offered and sold by each Underwriter in the form of one or more global securities in registered form without interest coupons (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package and the Prospectus.

Payment for the Offered Securities and the Reimbursement Amount shall be made by the Representatives in a single payment, in Federal (same day) funds, by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at 10:00 a.m., (New York time), on January 24, 2024, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities. The Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4. Representations by Underwriters; Resale by Underwriters. Each of the Underwriters severally represents and agrees that:

(a) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(b) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Offered Securities to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (8) of Article 2 of Commission Regulation (EU) No 2017/565 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom law by virtue of the EUWA; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the EUWA.

(c) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Offered Securities to any retail investor in the European Economic Area. For the purposes of this provision: (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Regulation (EU) 2017/1129; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) It will prepare the Prospectus in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Underwriting Agreement; to make no further amendment or any supplement to the Registration Statement, or the Prospectus prior to the Closing Date that shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Offered Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Underwriting Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the

Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Representatives and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Securities Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of such Representatives, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(c) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company will deliver to each Underwriter, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Underwriter may reasonably request. To the extent applicable, each such document furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(e) The Company will advise the Underwriters promptly of any additional action by the FERC or ICC pertaining to the Offered Securities.

(f) The Company will furnish promptly to the Representatives and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Offered Securities, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

(g) The Company will deliver promptly to the Underwriters such reasonable number of the following documents as the Underwriters may request: (i) the Prospectus and the Disclosure Package and (ii) to the extent not available via the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”), (1) conformed copies of the Registration Statement (excluding exhibits other than the Indenture and this Underwriting Agreement), and (2) any documents incorporated by reference in the Prospectus.

(h) In connection with the offering, until the earlier of (i) 180 days following the Closing Date and (ii) the date the Representatives shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) From the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

(j) As soon as practicable, the Company shall make generally available to its security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited), conforming with the requirements of Section 11(a) of the Securities Act and of the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act), covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the Rules and Regulations.

(k) The Company will endeavor, in cooperation with the Representatives, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file any general consent to service of process in any such jurisdiction or to take any other action that would subject the Company to service of process in any suits (other than those arising out of the offering of the Offered Securities) or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(l) The Company will pay all costs incident to the authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Underwriting Agreement and the Indenture; the costs of any filings with the Financial Industry Regulatory Authority, Inc.; fees paid to rating agencies in connection with the rating of the Offered Securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in subsection (k) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Underwriters in such connection not to exceed $10,000 in the aggregate); and all other costs and expenses incident to the performance of the Company’s obligations under this Underwriting Agreement (including fees and expenses of the Company’s counsel); provided that, except as provided in this Section 5(l), the Underwriters shall pay their own costs and expenses, including fees and expenses of their counsel, any transfer taxes on the Offered Securities which they may re-sell (other than initial sale by the Company to the Underwriters pursuant to this Agreement) and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

(m) The Company shall use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds,” and, promptly following the Closing Date, the Representatives shall receive an attestation report from the Company’s independent registered public accounting firm dated as of the Closing Date in respect of the independent registered public accounting firm’s examination of management’s assertion that the net proceeds of the Offered Securities were allocated to qualifying Eligible Projects (as defined in the Disclosure Package), conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Prospectus as amended or supplemented in relation to the applicable Offered Securities shall have been filed with the Commission within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) of the Rules and Regulations and in accordance with Section 5(a) hereof); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) Jeffery B. Erb, Esq., counsel to the Company, shall have furnished to the Representatives, a letter addressed to the Underwriters and dated the Closing Date in form and substance reasonably satisfactory to the Representatives and their counsel.

(c) Gibson, Dunn & Crutcher LLP, counsel to the Company, shall have furnished to the Representatives, a letter addressed to the Underwriters and dated the Closing Date in form and substance reasonably satisfactory to the Representatives and their counsel.

(d) The Company shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, of its Chief Executive Officer, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a),(i) and (j) hereof have been fulfilled.

(e) On the date hereof and on the Closing Date, the Representatives shall have received a letter from the Company’s independent registered public accounting firm addressed to the Underwriters dated as of the date hereof and as of the Closing Date in form and substance reasonably satisfactory to the Representatives and their counsel.

(f) [Reserved].

(g) Subsequent to the Applicable Time, there shall not have been (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications for a possible upgrading and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any material disruption in settlements of securities or clearance services in the United States; or (vii) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency, if, in the judgment of the Representatives the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(h) Latham & Watkins LLP, as counsel for the Underwriters, shall have furnished to the Representatives on the Closing Date such opinions as the Representatives may reasonably require.

(i) The orders of the FERC and the ICC referred to in Section 2(m) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

(j) On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Underwriters.

7. Free Writing Prospectuses.

(a) The Company (i) represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and (ii) has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(b) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act); and

(c) Any such free writing prospectus (including any Issuer Free Writing Prospectus) the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule B hereto.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein made, in light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Underwriting Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriters specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Offered Securities, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Applicable Time the Company has notified such Underwriter that the Preliminary Prospectus, dated January 22, 2024, contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus and such corrected Preliminary Prospectus was provided to such Underwriter sufficiently in advance of the Applicable Time so that such corrected Preliminary Prospectus could have been conveyed to such person prior to the Applicable Time and (iii) such corrected Preliminary Prospectus was not conveyed to such person at or prior to the Applicable Time to such person.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 13 hereof; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Underwriting Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party

(which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Offered Securities received by the Company bear to the total discounts and commissions received by the Underwriters with respect to the Offered Securities from the Company under this Underwriting Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities were purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9. Default of Underwriters. If any Underwriter or Underwriters defaults in its or their obligations to purchase the Offered Securities hereunder, and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including themselves, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase such Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company, except as provided in Section 10 hereof. As used in this Underwriting Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein, including the Company’s obligations pursuant to Section 10 hereof, will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Underwriting Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated other than such default by an Underwriter, the Company shall be responsible for the fees and expenses of counsel for the Underwriters in an amount not to exceed $220,000 and Sections 8, 10, 11, 12, 13, 14, 15, 17 and 18 shall survive any such termination of this Underwriting Agreement and remain in full force and effect.

11. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities, including the determination of the offering price of such Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter, on the other hand; (ii) each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Company in connection with the offering of such Offered Securities and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an Underwriter of, the Company; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Offered Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Underwriting Agreement; and (iv) the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Underwriting Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to each of (i) BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Legal Department, facsimile: (212) 702-1205, (ii) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group (facsimile: (646) 434-3455); (iii) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, telephone: (212) 618-7706, email: TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose; (iv) Scotia Capital

(USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets / Chief Legal Officer, Email: US.Legal@scotiabank.com and TAG@scotiabank.com; and (v) SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor, New York, New York 10172, Attention: Debt Capital Markets, e-mail: prospectus@smbcnikko-si.com; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at MidAmerican Energy Company, 666 Grand Avenue, Suite 500, Des Moines, IA 50309-2580, Attention: Treasurer.

13. Underwriter Information. It is understood and agreed that the only information furnished by any Underwriter to the Company consists of the following information in the Preliminary Prospectus and Prospectus furnished on behalf of each Underwriter to the Company expressly for use therein, as applicable: under the caption “Underwriting,” paragraphs 3 (second sentence only), 4, 5 (second sentence only), 6, 7 and 8.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Underwriting Agreement:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(z) a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Successors. This Underwriting Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities shall be deemed to be a successor by reason merely of such purchase. This Underwriting Agreement and the rights and obligations hereunder shall not be assignable by the Company without the prior written consent of the Representatives (which consent shall not be unreasonably withheld). This Underwriting Agreement may not be modified or amended except by an instrument in writing signed by the Company and the Representatives.

16. Counterparts. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Any signature to this Underwriting Agreement may be delivered by facsimile, electronic transmission (i.e., a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other applicable law (i.e., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

17. Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

18. Waiver of Jury; Jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS UNDERWRITING AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York, New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MIDAMERICAN ENERGY COMPANY

By:	/s/ Blake M. Groen
Name:	Blake M. Groen
Title:	Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BMO CAPITAL MARKETS CORP.

By:	/s/ Mark Spadaccini
Name:	Mark Spadaccini
Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Lee Schreibstein
Name:	Lee Schreibstein
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
Name:	Michael Ravanesi
Title:	Managing Director & Head of U.S. Debt Origination

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Name:	Thomas Bausano
Title:	Managing Director

As Representatives of each of the Underwriters

(Signature Page to Underwriting Agreement)

SCHEDULE A

Underwriters	Aggregate Principal Amount of Offered Securities
BMO Capital Markets Corp.	$76,800,000
MUFG Securities Americas Inc.	76,800,000
RBC Capital Markets, LLC	76,800,000
Scotia Capital (USA) Inc.	76,800,000
SMBC Nikko Securities America, Inc.	76,800,000
CIBC World Markets Corp.	36,000,000
nabSecurities, LLC	36,000,000
TD Securities (USA) LLC	36,000,000
Truist Securities, Inc.	36,000,000
BNY Mellon Capital Markets, LLC	18,000,000
KeyBanc Capital Markets Inc.	18,000,000
Loop Capital Markets LLC	18,000,000
U.S. Bancorp Investments, Inc.	18,000,000
Total	$600,000,000

SCHEDULE B

Issuer Free Writing Prospectus

(Relating to Preliminary Prospectus Supplement

Dated January 22, 2024)

Filed Pursuant to Rule 433(d)

Registration No. 333-257069

MIDAMERICAN ENERGY COMPANY

FINAL PRICING TERM SHEET

January 22, 2024

Issuer:	MidAmerican Energy Company

Legal Format:	SEC-Registered

Issue:	5.300% First Mortgage Bonds due 2055

Offering Size:	$600,000,000 in aggregate principal amount

Net Proceeds (before expenses) to Issuer:	$592,656,000

Coupon and Coupon Payment Dates:	5.300% per annum, payable semi-annually on each February 1 and August 1, commencing August 1, 2024

Trade Date:	January 22, 2024

Settlement Date:	January 24, 2024 (T+2)

Maturity Date:	February 1, 2055

Benchmark Treasury:	UST 4.125% due August 15, 2053

Benchmark Treasury Yield:	4.348%

Spread to Benchmark Treasury:	+98 basis points

Re-offer Yield:	5.328%

Price to Public:	99.576% of the principal amount

Expected Ratings[1]:	Aa2 (Stable) by Moody’s Investors Service, Inc. A (Stable) by S&P Global Ratings

[1]

These expected securities ratings have been provided by Moody’s Investors Service, Inc. and S&P Global Ratings. None of these ratings are a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating. No report of any rating agency is incorporated by reference herein.

Optional Redemption:	Prior to August 1, 2054 (the date that is six months prior to their maturity date) (the “Par Call Date”), the First Mortgage Bonds will be redeemable, in whole or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the First Mortgage Bonds being redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the First Mortgage Bonds being redeemed discounted to the redemption date (assuming the First Mortgage Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption; plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the First Mortgage Bonds will be redeemable, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the First Mortgage Bonds being redeemed, plus accrued and unpaid interest thereon to the redemption date.

CUSIP / ISIN:	595620 AZ8 / US595620AZ81

Joint Book-Running Managers:

BMO Capital Markets Corp.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

CIBC World Markets Corp.

nabSecurities, LLC

TD Securities (USA) LLC

Truist Securities, Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC KeyBanc Capital Markets Inc. Loop Capital Markets LLC U.S. Bancorp Investments Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. toll-free at 1 (866) 864-7760; MUFG Securities Americas Inc. toll-free at (877) 649-6848; RBC Capital Markets, LLC toll-free at 1 (866) 375-6829; Scotia Capital (USA) Inc. toll-free at (800) 372-3930; or SMBC Nikko Securities America, Inc. toll-free at 1 (888) 868-6856.